                                                                    EXHIBIT 1.0

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                             INDEPENDENT BANK CORP.
                       (a Massachusetts corporation); and

                           INDEPENDENT CAPITAL TRUST IV
                      (a Delaware statutory business trust)

                                    1,000,000
                   [ ]% Cumulative Trust Preferred Securities

                             UNDERWRITING AGREEMENT

Dated: / /, 2002

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                             INDEPENDENT BANK CORP.
                       (a Massachusetts corporation); and

                           INDEPENDENT CAPITAL TRUST IV
                      (a Delaware statutory business trust)

                                    1,000,000
                              [ ]% Cumulative Trust
                              Preferred Securities

           (Liquidation Amount $25 Per Cumulative Preferred Security)

                             UNDERWRITING AGREEMENT

                                                                  /   /, 2002

LEGG MASON WOOD WALKER, INCORPORATED
c/o Legg Mason Wood Walker, Incorporated
100 Light Street, 31st Floor
Baltimore, MD 21202-1476

Attention: Mark C. Micklem, Managing Director

Ladies and Gentlemen:

         Independent Capital Trust IV (the "Trust"), a statutory business trust organized under the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq. (the "Delaware Act"), confirms its agreement with you and Legg Mason Wood Walker, Incorporated ("Legg Mason") with respect to the issuance and sale by the Trust, and the purchase by the Underwriter of the respective numbers of [ ]% Cumulative Trust Preferred Securities (liquidation amount $25 per preferred security) set forth in Schedule A hereto (the "Preferred Securities"). The Preferred Securities are more fully described in the Prospectus (as defined below).

         The Preferred Securities will be guaranteed by Independent Bank Corp. (the "Company"), to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of Closing Time (as defined below) executed and delivered by the Company and The Bank of New York (the "Guarantee Trustee"), a New York banking corporation, not in its individual capacity but solely as trustee for the benefit of the holders from time to time of the Preferred Securities. The Company and the Trust each understand that the Underwriter proposes to make a public offering of the Preferred Securities as soon as it deems advisable after this Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Guarantee") pursuant to the Preferred

Securities Guarantee Agreement (the "Guarantee Agreement"), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities, and will be used by the Trust to purchase the [ ]% Junior Subordinated Deferrable Interest Debentures due _________ 2032 (the "Junior Subordinated Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated Declaration of the Trust, to be dated as of Closing Time (the "Declaration"), among the Company, as Sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and Anthony W. DiRobbio, Dennis K. Sheahan and Edward H. Seksay, as administrative trustees (the "Administrative Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Debentures will be issued pursuant to an Indenture, to be dated as of Closing Time (the "Indenture"), between the Company and The Bank of New York, as debenture trustee (the "Indenture Trustee"). The Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debentures are collectively referred to herein as the "Securities." The Trust and the Company are collectively referred to herein as the "Offerors." The Indenture, the Declaration and this Agreement are collectively referred to herein as the "Operative Documents." Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

         The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Nos. 333-[ ]and 333-[ ]-01) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and deliver of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations; or
(ii) if the Company and the Trust have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A
Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement" and after such filing the term "Registration
Statement" shall include the Rule 462(b) Registration Statement". The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities is herein call the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated ____________ 2002 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. REPRESENTATIONS AND WARRANTIES.

             (a) The Offerors jointly and severally represent and warrant to the Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and agree with the Underwriter as follows:

                 (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                 At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, if any, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus and (B) that part of the Registration Statement which shall constitute the Statements of Eligibility (Forms T-1) under the 1939 Act.

                 Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the

         Prospectus delivered to the Underwriter for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                 (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                 (iii) FINANCIAL STATEMENTS. The consolidated historical financial statements, together with the related schedules and notes, incorporated by reference in the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements; the supporting schedules, if any, included in the Prospectus present fairly, in all material respects, the information required to be stated therein; and the summary financial data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Prospectus.

                 (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the financial condition, or in the earnings, business affairs or business prospects of the Trust, or of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) any transaction entered into by the Trust, the Company or any of its subsidiaries, other than in the ordinary course of business, that is material to the Trust, or to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than regular quarterly dividends on the Company's common stock.

                 (v) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under each of the Operative Documents to which it is a party; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

                 (vi) GOOD STANDING OF THE BANK. Rockland Trust Company (the "Bank") has been duly organized and is validly existing as a trust company in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectus.

                 (vii) NO OTHER SIGNIFICANT SUBSIDIARIES. There are no "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) other than the Bank. The subsidiaries of the Company other than the Bank, considered in the aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

                 (viii) FOREIGN QUALIFICATIONS. The Company and the Bank are each duly qualified as a foreign corporation to transact business and are each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect (as defined in Section 1(a)(iv) hereof).

                 (ix) CAPITAL STOCK DULY AUTHORIZED AND VALIDLY ISSUED. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and none of the capital stock of the Company was issued in violation of the preemptive rights or similar rights arising by operation of law, under the Articles of Organization or bylaws of the Company or under any agreement to which the Company is a party. All of the issued and outstanding capital stock of the Bank has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of such outstanding shares of capital stock of the Bank was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of the Company or the Bank or under any agreement to which the Company or the Bank is a party.

                 (x) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company as of December 31, 2001 is as set forth in the Prospectus under "Capitalization," and there have not been any subsequent issuances of capital stock of the Company except for subsequent issuances, if any, pursuant to any dividend reinvestment plan, reservations, agreements, conversions, stock dividends or employee or director benefit plans.

                 (xi) GOOD STANDING OF THE TRUST. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Operative Documents, as applicable, and the Preferred Securities instruments; the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus; and the Trust is, and will be, under current law, classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                 (xii) AUTHORIZATION OF COMMON SECURITIES. The Common Securities have been duly authorized for issuance by the Trust pursuant to the Declaration and, when certificates therefor have been issued, executed and authenticated in accordance with the Declaration and delivered by the Trust to the Company against payment therefor, will be validly issued and fully paid and nonassessable undivided beneficial ownership interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights, and, at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                 (xiii) AUTHORIZATION OF PREFERRED SECURITIES. At the Closing Time, the Preferred Securities will have been duly authorized for issuance by the Trust pursuant to the Declaration, and the Preferred Securities, when certificates therefore have been issued, executed and authenticated in accordance with the Declaration and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable undivided beneficial ownership interests in the assets of the Trust and will conform to the description thereof in the Prospectus. The issuance of the Preferred Securities will not be subject to preemptive or other similar rights.

                 (xiv) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Offerors.

                 (xv) AUTHORIZATION OF DECLARATION. The Declaration has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Trustees, the Declaration will, at the Closing Time, be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) any public policy underlying applicable federal or state laws (collectively, the "Enforceability Exceptions").

                 (xvi) AUTHORIZATION OF GUARANTEE. The Preferred Securities Guarantee has been qualified under the 1939 Act and has been duly authorized by the Company; at the Closing Time, the Guarantee will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; and the Preferred Securities Guarantee will conform in all material respects to the description thereof in the Prospectus.

                 (xvii) AUTHORIZATION OF INDENTURE. The Indenture has been qualified under the 1939 Act and has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by the Enforceability Exceptions.

                 (xviii) AUTHORIZATION OF DEBENTURES. The Junior Subordinated Debentures have been duly authorized by the Company; at the Closing Time, the Junior Subordinated Debentures will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered by the Company to the Trust against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by the Enforceability Exceptions; and the Junior Subordinated Debentures will be in the form contemplated by, and entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof in the Prospectus.

                 (xix) AUTHORIZATION OF TRUSTEES. Each of the Administrative Trustees of the Trust is an officer of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

                 (xx) TRUST AND COMPANY NOT INVESTMENT COMPANY. Neither the Trust nor the Company is, and immediately following consummation of the transactions contemplated hereby and the application of the net proceeds as described in the Prospectus neither the Trust nor the Company will be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                 (xxi) ACCURACY OF DISCLOSURE. The Operative Documents conform in all material respects to the descriptions thereof contained in the Prospectus.

                 (xxii) ABSENCE OF DEFAULTS AND CONFLICTS. The Trust is not in violation of the trust certificate of the Trust filed with the State of Delaware (the "Trust Certificate") or the Declaration, and neither the Company nor the Bank is in violation of its charter or by- laws; none of the Trust, the Company or the Bank is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound, or to which any of its property or assets is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Operative Documents by the Trust or the Company, as the case may be, the issuance, sale and delivery of the Preferred Securities, the Junior Subordinated Debentures, and the Preferred Securities Guarantee, the consummation of the transactions contemplated by the Operative Documents and compliance by the Offerors with the terms of the Operative Documents to which they are a party have been duly authorized by all necessary corporate action on the part of the Company and, at the Closing Time, will have been duly authorized by all necessary action on the part of the Trust and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any property or assets of the Trust, the Company or any of its subsidiaries pursuant to any of the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or the Declaration or the Trust Certificate, or violation by the Company or any of its subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Commissioner of Banks of the Commonwealth of Massachusetts, having jurisdiction over the Trust, the Company, the Company's subsidiaries, or their respective properties (collectively, "Governmental Entities"). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Company or any of its subsidiaries.

                 (xxiii) ABSENCE OF LABOR DISPUTES. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which may reasonably be expected to result in a Material Adverse Effect.

                 (xxiv) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust or the Company or any of its subsidiaries, which is not disclosed in the Prospectus and which in the reasonable judgment of the Trust or the Company might result in a Material Adverse Effect, or which, in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by the Operative Documents or the performance by the Trust or the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Trust or the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are not, in the reasonable judgement of the Company or the Trust, expected to result in a Material Adverse Effect.

                 (xxv) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

                 (xxvi) POSSESSION OF LICENSES AND PERMITS. The Trust, the Company and the Bank possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Governmental Entities necessary to conduct the business now operated by them; the Trust, the Company and the Bank are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Trust, the Company nor the Bank has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

                 (xxvii) NO OTHER AGREEMENTS. Other than such agreements, contracts and other documents as are described in the Prospectus or otherwise filed as exhibits to the Company's annual report on Form 10-K or quarterly reports on Form 10-Q or current reports on Form 8-K incorporated by reference in the Prospectus, there are no agreements, contracts or documents of a character described in Item 601 of Regulation S-K of the Commission to which the Company or the Bank is a party.

                 (xxviii) TITLE TO PROPERTY. Each of the Trust, the Company and its subsidiaries has good and marketable title to all of their respective real and personal properties, in each case free and clear of all liens, encumbrances and defects, except as stated in the Prospectus, or such as do not materially affect the value of such properties in the aggregate to the Trust, or to the Company and its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Trust, and to the Company and its subsidiaries, considered as one enterprise, and under which either of the Offerors or any of such subsidiaries holds properties described in the Prospectus, are in full force and effect and neither the Offerors nor such subsidiaries have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Offerors or such subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, which individually or in the aggregate might result in a Material Adverse Effect.

                 (xxix) REGULATION M. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Preferred Securities.

                 (xxx) INTELLECTUAL PROPERTY. Each of the Trust, the Company and the subsidiaries of the Company own or possess, or can acquire on reasonable terms, adequate patents, licenses, trademarks, service marks, or trade names (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust, the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

             (b) Any certificate signed by any Trustee of the Trust or any duly authorized officer of the Company or any of its subsidiaries and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by the Trust or the Company, as the case may be, to the Underwriter as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITER; CLOSING.

             (a) PREFERRED SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, at the purchase price of $25 per Preferred Security, the number of Preferred Securities set forth in Schedule A opposite the name of the Underwriter subject, in each case, to such adjustments to the Underwriter as it in its sole discretion shall make to eliminate any sales or purchases of fractional securities. As compensation to the Underwriter for its commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Junior Subordinated Debentures, the Company hereby agrees to pay at the Closing Time and at any Date of Delivery to the Underwriter a commission of $0.875 per Preferred Security purchased by the Underwriter by wire transfer of immediately available funds.

             (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for the Preferred Securities shall be made at the offices of Kelley Drye & Warren L.L.P. in Vienna, VA, or at such other place as shall be agreed upon by the Underwriter and the Offerors, at 9:00 a.m., Washington, D.C. time, on ____________ 2002, or such other time not later than ten (10) business days after such date as shall be agreed upon by the Underwriter and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

             Payment shall be made to the Trust by wire transfer of immediately available funds, to the order of the Trust, to a bank designated by the Company, against delivery to the Underwriter through the facilities of the Depository Trust Company ("DTC") of certificates for the Preferred Securities to be purchased by them.

             (c) DENOMINATIONS, REGISTRATION. Certificates for the Preferred Securities, shall be in definitive form, and in such denominations and registered in such names as the Underwriter may request in writing at least one business day before the Closing Time or the Date of Delivery, as the case may be. All such certificates shall be made available for examination and packaging by the Underwriter at the office of DTC or its designated custodian not later than 10:00 a.m. on the last business day prior to the Closing Time.

         SECTION 3. COVENANTS OF THE OFFERORS. The Offerors jointly and severally covenant with the Underwriter as follows:

             (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company and the Trust, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

             (b) FILING OF AMENDMENTS. The Company and the Trust will give the Underwriter notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

             (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, ten copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

             (d) DELIVERY OF PROSPECTUSES. The Offerors, as promptly as possible, will furnish to the Underwriter, without charge, such number of copies of the preliminary prospectus, the final Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as the Underwriter may reasonably request, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

             (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of tile circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to
Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

             (f) BLUE SKY QUALIFICATIONS. The Company and the Trust will each use its best efforts, in cooperation with the Underwriter, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may reasonably designate (the "Blue Sky Laws") and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement, provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

             (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

             (h) NOTICE AND EFFECT OF MATERIAL EVENTS. The Offerors will immediately notify the Underwriter, and confirm such notice in writing, of (x) any filing made by the Offerors of information relating to the offering of the Preferred Securities with any securities exchange or any other regulatory body in the United States, and (y) prior to the completion of the distribution of the Preferred Securities by the Underwriter as evidenced by a notice in writing from the Underwriter to the Offerors, any Material Adverse Effect, which (i) makes any statement in the Prospectus false or misleading or (ii) is not disclosed in the Prospectus. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel or the Underwriter or counsel to the Underwriter, to amend or supplement the final Prospectus in order that the final Prospectus not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the final Prospectus by preparing and furnishing to the Underwriter an amendment or amendments of, or a supplement or supplements to, the final Prospectus (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriter) so that, as so amended or supplemented, the final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a subsequent purchaser, not misleading.

             (i) DTC. The Offerors will cooperate with the Underwriter and use their best efforts to permit the Preferred Securities to be eligible for clearance and settlement through the facilities of DTC.

             (j) USE OF PROCEEDS. The Trust will use the proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds." The Company will use the net proceeds received by it from the sale of the Junior Subordinated Debentures, in the manner specified in the Prospectus under "Use of Proceeds."

             (k) LISTING. The Company will use its best efforts to effect the listing of the Preferred Securities on the Nasdaq National Market ("NASDAQ"). If the Junior Subordinated Debentures are distributed on the occurrence of a Tax Event (as defined in the Prospectus), the Company will use its best efforts to effect the listing of the Junior Subordinated Debentures on NASDAQ or such other exchange where the Preferred Securities are listed.

             (l) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debentures, respectively), or any securities convertible into or exercisable or exchangeable for Preferred Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debenture, respectively) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred

Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debentures, respectively), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Securities or Junior Subordinated Debentures (or any equity or debt securities substantially similar to the Preferred Securities or Junior Subordinated Debentures, respectively) or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Preferred Securities or Junior Subordinated Debentures to be sold hereunder.

             (m) REPORTING REQUIREMENTS. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission under the 1934 Act.

             (n) FURNISH REPORTS. For and during the period ending three years after the effective date of the Registration Statement, the Company will furnish to the Underwriter copies of all reports and other communications (financial or otherwise) furnished by the Company to its securityholders generally and copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

         SECTION 4. PAYMENT OF EXPENSES.

             (a) EXPENSES. The Company, as borrower under the Junior Subordinated Debentures, will pay all expenses incident to the performance of its, and the Trust's, obligations under this Agreement, including (i) the preparation, printing and any filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Operative Documents and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Preferred Securities and the Junior Subordinated Debentures, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance, or delivery of the Preferred Securities to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the fees and expenses of any trustee appointed under any of the Operative Documents, including the fees and disbursements of counsel for such trustees in connection with the Operative Documents, (vi) the documented expenses incurred related to the qualifications of the Preferred Securities under the Blue Sky Laws, (including the fees and disbursements of Thacher Proffitt & Wood) (vii) the printing and delivery to the Underwriter of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, if any, (viii) the fees and expenses of any transfer agent or registrar for the Preferred Securities, (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities, (x) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Junior Subordinated Debentures on NASDAQ, and (xi) the cost and charges of qualifying the Preferred Securities with DTC.

             (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriter for all of their reasonable, actual, accountable out-of-pocket expenses, including the reasonable fees and disbursements of Thacher Proffitt & Wood, counsel for the Underwriter.

         SECTION 5. CONDITIONS OF UNDERWRITER' OBLIGATIONS. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Offerors contained in Section 1 hereof or in certificates of any Trustee of the Trust, officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

             (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430(a) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b)).

             (b) OPINION OF OUTSIDE COUNSEL FOR OFFERORS. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Kelley Drye & Warren L.L.P., counsel for the Offerors, in form and substance reasonably satisfactory to the Underwriter. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company or any designated subsidiary and certificates of public officials. Such counsel may also state that, insofar as such opinion involves matters of Massachusetts law, they have relied, to the extent they deem proper, on local Massachusetts counsel acceptable to the Underwriter.

             (c) OPINION OF SPECIAL DELAWARE COUNSEL FOR OFFERORS. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger P.A., special Delaware counsel for the Offerors, in form and substance reasonably satisfactory to the Underwriter.

             (d) OPINION OF COUNSEL FOR THE BANK OF NEW YORK. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York, as Property Trustee under the Declaration, Guarantee Trustee under the Preferred Securities Guarantee Agreement and Indenture Trustee under the Indenture, in form and substance reasonably satisfactory to counsel for the Underwriter.

             (e) OPINION OF SPECIAL TAX COUNSEL FOR THE OFFERORS. At the Closing Time, the Underwriter shall have received an opinion, dated as of the Closing Time, of Kelley Drye & Warren L.L.P., special tax counsel to the Offerors, substantially to the effect that (i) the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes, and (iii) the statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" constitute, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

             (f) OPINION OF COUNSEL FOR THE UNDERWRITER. At the Closing Time, the Underwriter shall have received the favorable opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, counsel for the Underwriter, with respect to the Preferred Securities, the Operative Documents, the Prospectus and other related matters as the Underwriter may require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Trustees of the Trust, officers of the Company or the Bank and certificates of public officials.

             (g) CERTIFICATES. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, business affairs or business prospects of the Trust, or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chairman, the Chief Executive Officer, the President or any Vice President of the Company and of the Chief Financial Officer of the Company and a certificate of an Administrative Trustee of the Trust, dated as of the Closing Time, to the effect that, to his or her knowledge
(i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

             (h) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Underwriter shall have received from Arthur Andersen LLP (the "Accountants") a letter dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information included or incorporated by reference in the Prospectus.

             (i) BRING-DOWN COMFORT LETTER. At the Closing Time, the Underwriter shall have received from the Accountants a letter dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

             (j) APPROVAL OF LISTING. At the Closing Time, the Preferred Securities shall have been approved for listing on NASDAQ.

             (k) NO OBJECTION. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

             (l) FORCE MAJEURE. At any time prior to Closing Time, (i) there shall not have occurred any domestic or international event or act or occurrence that has caused, or in the Underwriter's reasonable judgment will in the immediate future cause, any material adverse change or disruption in the financial markets in the United States or elsewhere or any outbreak of hostilities, escalation of existing hostilities or declaration of national emergency in the United States or other calamity or crisis the effect of which, in the reasonable judgment of the Underwriter, is so material and adverse as to make it impracticable to market the Preferred Securities or to enforce contracts, including orders, for the sale of the Preferred Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or Massachusetts authorities.

             (m) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Underwriter shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Offerors, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

             (n) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 7 and 8 hereof shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

             (a) INDEMNIFICATION OF UNDERWRITER. The Offerors agree to jointly and severally indemnify and hold harmless (x) the Underwriter, (y) each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each such person, a "Control Person") and (z) the respective partners, directors, officers and employees of the Underwriter or any Control Person as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supple ment thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Offerors; and

                 (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing for or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Offerors by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person con trolling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchases any of the Preferred Securities which are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Preferred Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Company has previously furnished copies thereof to the Underwriter.

             (b) INDEMNIFICATION OF OFFERORS, DIRECTORS, OFFICERS AND EMPLOYEES. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees, the Trust, each of the Trustees and each person, if any, who controls the Trust, any of the Trustees or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Offerors by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, or the Prospectus (or any amendment or supplement thereto).

             (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgement of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified person which are different from or in addition to those available to such indemnifying person, in which event the reasonable fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investi gation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in
Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriter on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Offerors on the one hand and the Underwriter on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Offerors and the total commission received by the Underwriter, bear to the aggregate initial offering price of the Preferred Securities.

         The relative fault of the Offerors, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact of omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Offerors and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers and employees of the Underwriter shall have the same rights to contribution as the Underwriter, and each officer, director and employee of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or trustees of the Trust submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or con trolling person, or by or on behalf of the Trust or the Company, and shall survive delivery of the Preferred Securities to the Underwriter.

         SECTION 9. TERMINATION OF AGREEMENT.

             (a) TERMINATION; GENERAL. The Underwriter may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or
(iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange, the New York Stock Exchange or NASDAQ has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or Massachusetts authorities.

             (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall he without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination and remain in full force and effect.

         SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Legg Mason Wood Walker, Incorporated, 100 Light Street, 31st Floor, Baltimore, MD 21202-1476, Attention: Mark C. Micklem, Managing Director, with a copy to Thacher Proffitt & Wood, 1700 Pennsylvania Avenue, NW, Suite 800, Washington, DC 20006, Attention: Richard A. Schaberg, Esq.; notices to the Offerors shall be directed to Independent Bank Corp., 288 Union Street, Rockland,

Massachusetts, 02370, Attention: Douglas H. Philipsen, with a copy to Kelley Drye & Warren, L.L.P., 8000 Towers Crescent Drive, Suite 1200, Vienna, VA 22182,
Attention: Norman B. Antin, Esq.

         SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon each of the Underwriter and the Offerors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Offerors and their respective successors and the controlling persons and officers and directors referred to in Sections 1, 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter and the Offerors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

         The Company, on behalf of itself and its subsidiaries (including, without limitation, the Trust), hereby irrevocably submits to the exclusive jurisdiction of the federal and New York State courts located in the City of New York in connection with any suit, action or proceeding related to this Agreement or any of the matters contemplated hereby, irrevocably waives any defense of lack of personal jurisdiction and irrevocably agrees that all claims in respect of any suit, action or proceeding may be heard and determined in any such court. The Company, on behalf of itself and the subsidiaries (including, without limitation, the Trust), irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

         SECTION 13. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Offerors in accordance with its terms.

                                        Very truly yours,

                                        INDEPENDENT BANK CORP.

                                By:
                                   --------------------------------------------
                                   Name: Douglas H. Philipsen
                                   Title: President and Chief Executive Officer

                                INDEPENDENT CAPITAL TRUST IV

                                By:
                                   --------------------------------------------
                                   Name: Anthony W. DiRobbio
                                   Title: Administrative Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEGG MASON WOOD WALKER, INCORPORATED

By: Legg Mason Wood Walker, Incorporated

By:
   ------------------------------------------------
   Authorized Signatory

                                   SCHEDULE A

                                                     NUMBER OF INITIAL
NAME OF UNDERWRITER                                  PREFERRED SECURITIES
Legg Mason Wood Walker, Incorporated...........      1,000,000
Total..........................................      1,000,000